                                                                      Exhibit 11

                         ALFA CORPORATION
            STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


    The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the three months ended March 31, 2001 and 2000:

                                                 Three Months Ended
                                                      March 31,
                                             ---------------------------
                                                 2001            2000
                                             -----------     -----------
  Net income                                 $14,333,676     $16,350,175
                                             ===========     ===========
  Weighted average number of
   common shares outstanding                  39,153,707      39,438,331
                                             ===========     ===========

    Net income per common share - Basic      $      0.37     $      0.41
                                             ===========     ===========

                                                 Three Months Ended
                                                      March 31,
                                             ---------------------------
                                                 2001            2000
                                             -----------     -----------
  Net income                                 $14,333,676     $16,350,175
                                             ===========     ===========

  Weighted average number of
   common shares outstanding                  39,153,707      39,438,331

  Common share equivalents
   resulting from:
    Dilutive stock options                       269,706         201,712
                                             -----------     -----------

  Adjusted weighted average number
   of common and common equivalent
   shares outstanding                         39,423,413      39,640,043
                                             ===========     ===========

    Net income per common share - Diluted    $      0.36     $      0.41
                                             ===========     ===========


                                       25